Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Announces Top-Line Results of TZP-102 Phase 2b Trial

Preliminary Analysis Indicates Trial Did Not Meet Primary Endpoint

Tranzyme to Host Conference Call Today at 8:00 am ET

RESEARCH TRIANGLE PARK, NC (November 15, 2012) — Tranzyme Pharma (NASDAQ: TZYM), today announced top-line results of the preliminary analysis of the first of two Phase 2b trials assessing the safety and efficacy of its oral ghrelin agonist, TZP-102 in diabetic patients with gastroparesis. The results, which evaluated patients who were given a single daily dose of 10 mg of TZP-102, 20 mg of TZP-102 or placebo for 12 weeks indicate the trial did not meet its primary efficacy endpoint.

“We are understandably disappointed with the results of this trial; however, our second Phase 2b trial known as DIGEST is ongoing. In DIGEST we are evaluating a 10 mg dose of TZP-102 administered three times daily before meals, rather than once daily as in the trial just completed.  We anticipate announcing top line results for DIGEST in the first half of 2013,” said Vipin K. Garg, PhD, President and Chief Executive Officer of Tranzyme.

The primary efficacy endpoint of the trial was the change from baseline in the Gastroparesis Symptom Daily Diary (GSDD) composite score during the final two weeks of a 12-week treatment period. The GSDD composite score reflects the mean severity of the four principal symptoms of gastroparesis: nausea, early satiety, bloating and upper abdominal pain. During the two-week pre-treatment period, the mean baseline GSDD score across all treatment groups was 3.56. Patients who received either placebo or once-daily dosing of TZP-102 for 12 weeks demonstrated a reduction in the severity of their symptoms, and thus a reduction in their GSDD scores of -1.46, -1.70 and -1.43 for placebo, 10 mg of TZP-102 and 20 mg of TZP-102, respectively. Neither the 10 mg dose group nor the 20 mg dose group of TZP-102 reached statistical significance versus placebo. Both doses were well-tolerated.

Conference Call Details

Tranzyme will host a conference call today at 8:00 am ET. To participate in the live call, please dial (877) 670-9784 (U.S. and Canada) or (970) 315-0430 (international), five to ten minutes prior to the start of the call. A live audio webcast will also be available in the “Investors” section of the Tranzyme Pharma website, www.tranzyme.com.

A replay of the conference call will be available from today at 11:00 am ET through November 21, 2012. Investors may listen to the replay by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), with the conference id 68345812. The webcast will also be archived for on-demand listening for 30 days at www.tranzyme.com.

TZP-102 Phase 2b Study Design

Two hundred and one (201) patients with type 1 or type 2 diabetes and a confirmed diagnosis of gastroparesis, documented by the presence of both chronic symptoms and delayed gastric emptying, were enrolled in a Phase 2b, double-blind, placebo-controlled, parallel group study in the U.S. and Europe designed to evaluate the safety and efficacy of TZP-102. Patients were randomly assigned to receive placebo or one of two dose levels of TZP-102 (10 or 20 mg) given once daily for a treatment period of 12 weeks.

About TZP-102

TZP-102 is an orally-administered ghrelin agonist with highly-differentiated “first-in-class” potential for the treatment of chronic gastrointestinal dysmotility disorders such as gastroparesis, functional dyspepsia and refractory GERD. Ghrelin is a hormone produced mainly by cells of the stomach which has a highly potent and direct role in stimulating GI motility. TZP-102, discovered by Tranzyme using its proprietary macrocyclic chemistry technology (MATCH™), targets the same receptor as the ghrelin hormone. Tranzyme is currently evaluating the safety and efficacy of TZP-102 in diabetic patients with gastroparesis. Gastroparesis is a debilitating, chronic condition that has a significant impact on patients’ lives and for which there are limited treatment options.  In recognition of the critical unmet need, the FDA granted TZP-102 a Fast Track designation for the treatment of gastroparesis in diabetic patients.

About Gastroparesis

Gastroparesis (paralysis of the stomach) is a serious, debilitating condition that affects approximately 4% of the general population and up to 12% of patients with diabetes. It is a progressive disorder characterized by persistent nausea, vomiting, dehydration and difficulty digesting. Gastroparesis results in complications with diabetic medicine, making it difficult for patients to control nutritional and blood glucose levels. Currently, there are no safe and effective treatments for gastroparesis. Earlier prescription medications for this indication were withdrawn from the market or must carry a “black box” warning due to serious side effects.

About Tranzyme Pharma

Tranzyme Pharma is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 40% of people in the U.S. are affected by these persistent and recurring conditions, which disrupt the normal movement of food throughout the GI tract, there are a limited number of safe and effective treatment options. Tranzyme is developing TZP-102, an oral ghrelin agonist for treating the symptoms associated with chronic upper GI motility disorders. Enrollment is ongoing in DIGEST, a second Phase 2b trial evaluating TZP-102 given prior to meals in diabetic patients with gastroparesis. Top-line data for this study are expected in the first half of 2013. By leveraging its proprietary drug discovery technology, MATCH™, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Further information about Tranzyme Pharma can be found on the Company’s web site at www.tranzyme.com.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as

“anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, including the timing of the availability of data from our clinical trial of TZP-102, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-Q for the quarter ended September 30, 2012 which was filed with the SEC on November 9, 2012, and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Inquiries:

Susan Sharpe

Director, Corporate Communications

(919) 328-1109

ssharpe@tranzyme.com

Investor Inquiries:

David Carey

Lazar Partners, Ltd.

(212) 867-1768

dcarey@lazarpartners.com